EXHIBIT 10.1 LETTER AGREEMENT WITH CHROME (WITHOUT EXHIBITS THERETO).

                                November 29, 2004

Chrome Energy LLC

      RE: Restructure of Current Environmental Remediation Holding Corporation Debt and Additional Loan for Working Capital in the amount of $2,500,000.

Dear Sir Emeka Offor:

      This Letter Agreement is entered into between, Environmental Remediation Holding Corporation ("ERHC") and Chrome Energy LLC ("Chrome"), whereby Chrome agrees to cancel all existing notes between ERHC and Chrome and execute the two enclosed notes marked EXHIBIT A and EXHIBIT B. The note marked as EXHIBIT A, reflects your agreement to consolidate and restructure all current notes between ERHC and Chrome (the "Restructure"). The note marked EXHIBIT B, reflects your agreement to fund an additional $2,500,000, which is the working capital requirement of ERHC ("New Financing"). In consideration for agreeing to the Restructure and New Financing, ERHC has agreed to issue Chrome additional shares of ERHC common stock (the "Additional Shares.").

      As discussed more thoroughly in the report by G.A. Herrera & Co., dated July 15, 2004, attached hereto as EXHIBIT C (the "Herrera Report"), the Board of Directors of ERHC has determined that it is in the best interest of ERHC for Chrome to participate in the Restructure and New Financing. ERHC is requesting that all current note holders restructure or convert their respective notes. ERHC is also requesting that all note holders participate pro rata in the New Financing. However, ERHC believes that many, if not all, of the current note holders will not participate in the New Financing. Due to the perceived lack of participation from the other current note holders and because Chrome is the majority note holder, ERHC requests that Chrome initially fund the entire $2,500,000 needed. In the event that another note holders funds their respective pro rata share of the New Financing, such amount will be returned to Chrome immediately.

Letter Agreement ERHC/CELL
November 29, 2005
Page Two

      The following is a brief discussion of the terms of the Restructure, New Financing and Additional Shares*:

RESTURCTURE:

      Currently, ERHC has six notes outstanding in favor of Chrome (collectively, "Old Notes"):

      1. Senior Secured 10.00% exchangeable Promissory Note Due February 15, 2005, with an estimated principle amount, as of November 18, 2004, of $4,294,460.92.

      2. Senior Secured 10.00% Exchangeable Promissory Note, dated as of February 15, 2001, with a principle amount of $1,800,000.

      3. Senior Secured 8.00% Exchangeable Promissory Note, dated as of February 15, 2001, with a principle amount of $2,200,000.

      4. Amended and Restated Convertible Note, dated as of January 31, 2001, with a principle amount of $804.312.50.

      5. Amended and Restated Convertible Note, dated as of January 31, 2001, with a principle amount of $631,666.67.

      6. Note, dated as of February 15, 2001, with a principle amount of $403,643.85.

      Upon cancellation of the Old Notes, ERHC has agreed to consolidate all the Old Notes into one note on the following terms:

      1. Principle amount of $10,134,084 (equals the total amount of principle on the Old Notes);

      2.    A maturity date of January 31, 2007;

      3. ERHC has the right to convert the debt into shares of ERHC common stock at $0.175 per share (5 of the 6 old notes were convertible by Chrome at $0.20 per share);

      4. ERHC has the right to pre-pay the note for the face amount plus accrued interest without pre-payment penalty;

      5.    Chrome is not entitled to convert the debt; and

      6. Annual interest payments at 12% per annum (the interest rates on the Old Notes varied from 20% to 5.5%).

      Additionally, Chrome will receive an interest payment for the entire amount of accrued and unpaid interest, as of December 15, 2004, on the Old Notes ($2,461,711.84) converted into shares of ERHC common stock at $0.20 per share, or 12,966,686 shares of ERHC common stock.

Letter Agreement ERHC/CELL
November 29, 2005
Page Three

NEW FINANCING:

      By December 15, 2004, Chrome will fund ERHC $2,500,000 needed for working capital. The terms of the New Financing are as follows:

      1. Principle amount of $2,500,000 (which will be refunded by an amount equal to the other note holders participation in the New Financing);

      2.    A maturity date of January 31, 2007;

      3. ERHC has the right to convert the debt into shares of ERHC common stock at $0.175 per share;

      4. A default under this Note by Chrome, will result in the conversion price automatically increasing to $0.20 per share;

      5. ERHC has the right to pre-pay the note for the face amount plus accrued interest without pre-payment penalty;

      6. Chrome is not entitled to convert the debt; and 7. Annual interest payments at 10% per annum.

ADDITIONAL SHARES:

      In consideration for agreeing to the Restructure and New Financing, ERHC has agreed to issue Chrome a total of 14,023,352 Additional Shares of ERHC common stock, which is equal to the current value of the Restructure converted into shares of ERHC common stock at $0.40 per share. ERHC will issue Chrome 12,465,202 Additional Shares when the two new notes are executed, which is equal to the current value of the Restructure converted into share of ERHC common stock at $0.45 per share. If for any reason, Chrome defaults under the New Financing note (as defined in the New Financing note), then the remaining 1,558,150 Additional Shares will be forfeited. ERHC will issue the remaining 1,558,150 shares upon the termination of the New Financing note (as determined by the terms of the New Financing note), if and only if, Chrome does not default under the New Financing (as defined in the New Financing note). Prior to issuance, the remaining 1,558,150 Additional Shares shall be proportionately adjusted to the then outstanding common stock of ERHC for any stock splits or combinations, reclassification, exchanges, reorganizations, merger, or consolidations.

Letter Agreement ERHC/CELL
November 29, 2005
Page Four

      * The details of the Restructure, New Financing and Additional Shares differ from the Herrera report in the following manners:

      1. The Herrera Report contemplated the new loans maturing on September 30, 2006. However, due to the postponement in finalizing the documentation, the maturity date will be January 31, 2007. Therefore, the interest due on such notes has increased.

      2. The Herrera Report contemplated the old notes expiring on September 30, 2004, instead of December 15, 2004. Therefore, the interest due on such notes has increased.

      3. The Herrera Report does not consolidate the Old Notes into one note with a 12% interest rate. Therefore, the interest due on the new note is different. Chrome will receive 2,959,761 more shares with a consolidated note at 12%, than with notes with varying percentages.

      4. The Herrera Report contemplated the Senior Secured 10.00% exchangeable Promissory Note Due February 15, 2005 would continue to be utilized for future draws up to the $5,000,000 ceiling in the note. This change has decreased the total amount of principle and interest owed to Chrome.

      After review of the enclosed notes, please execute the notes attached hereto as EXHIBIT A and EXHIBIT B, and forward such executed notes with the cancelled originals of the Old Notes to ERHC, by no later than December 3, 2004. Upon receipt of the new notes and cancelled original notes, ERHC will forward you the shares representing accrued interest through December 15, 2004 and the Additional Shares.

      This Letter Agreement shall be construed according to the laws of the State of Texas. This Letter Agreement shall be binding upon Chrome and ERHC and shall inure to the benefit of Chrome and ERHC's successors and assigns.

                                         Very truly yours,

                                         ENVIRONMENTAL REMEDIATION HOLDING CORP.


                                         /s/ Ali Memon
                                         ---------------------------------------
                                         Ali Memon, President

Agreed and Accepted:

CHROME ENERGY, LLC


By: /s/ Sir Emeka Offor
    ----------------------------------
Name:  Sir Emeka Offor
Title: Sole Manager